Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 164	Trade Date: 12/6/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 12/9/2004

The date of this Pricing Supplement is December 6, 2004

CUSIP or Common Code:	41013NGV4	41013NGW2	41013NGX0	41013NGY8	41013NGZ5

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$423,000.00	$335,000.00	$97,000.00	$210,000.00	$277,000.00

Proceeds to Issuer:	$420,356.25	$332,320.00	$96,030.00	$207,637.50	$273,122.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.125%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.175%	0.200%

Dealer:	99.550%	99.375%	99.250%	99.100%	98.900%

Maturity Date:	12/15/2007	12/15/2008	12/15/2009	12/15/2010	12/15/2012

Stated Annual Interest Rate:	3.300%	3.550%	3.800%	4.000%	4.300%

Interest Payment Frequency:	Semi	Monthly	Semi	Semi	Semi

First Payment Date:	6/15/2005	1/15/2005	6/15/2005	6/15/2005	6/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 164	Trade Date: 12/6/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 12/9/2004

The date of this Pricing Supplement is December 6, 2004

CUSIP or Common Code:	41013NHA9	41013NHB7	41013NHD3	41013NHE1

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$643,000.00	$29,000.00	$299,000.00	$804,000.00

Proceeds to Issuer:	$633,998.00	$28,565.00	$293,767.50	$783,900.00

Discounts and Commissions:	1.400%	1.500%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.900%	98.800%	98.600%	97.900%

Maturity Date:	12/15/2012	12/15/2014	12/15/2016	12/15/2029

Stated Annual Interest Rate:	Step: 3.250% through 6/14/2007, and 6.000% thereafter (unless called)	4.550%	5.000%	5.350%

Interest Payment Frequency:	Monthly	Semi	Semi	Semi

First Payment Date:	1/15/2005	6/15/2005	6/15/2005	6/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	Yes	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	N/A	6/15/2007 Callable one time only at 100% on call date above with 30 days notice.	12/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.